Exhibit 99.1

PRESS RELEASE - FOR IMMEDIATE RELEASE

KING PHARMACEUTICALS AND INYX ENTER INTO STRATEGIC ALLIANCE

− King and Inyx Establish 10-Year Co-Marketing Collaboration
for King’s Intal® and Tilade® Respiratory Products

− Inyx Receives 10-Year Manufacturing and Supply Contract
Relating to Intal® and Tilade®

BRISTOL, TN and NEW YORK, NY - September 8, 2005 - King Pharmaceuticals, Inc. (NYSE: KG) and Inyx, Inc. (OTC BB: IYXI) announced today that they have entered into a strategic collaboration relating to Intal® (cromolyn sodium) and Tilade® (nedocromil sodium), which includes the continued development of a new formulation of Intal® utilizing hydrofluoroalkane (HFA), an environmentally friendly propellant. Intal® and Tilade® are King’s currently marketed inhaled anti-inflammatory agents for the management of asthma.

Brian A. Markison, President and Chief Executive Officer of King, stated, “Inyx’s focus on respiratory products and technical expertise with aerosol delivery provide King with a good strategic partner for enhancing the development and growth of our lead respiratory products, Intal® and Tilade®. These capabilities should prove particularly valuable as we collaborate with Inyx to continue the development of an HFA formulation of Intal®.” Mr. Markison added, “Inyx will have many of the manufacturing responsibilities related to the production of our Intal® and Tilade® product lines. We believe that Inyx’s manufacturing capabilities should provide a high quality continuous supply of these products.”

“We are extremely pleased to enter into this strategic alliance with King Pharmaceuticals. The contractual relationship with King is expected to generate significant revenues and income for Inyx starting in 2006 and building in coming years,” said Jack Kachkar, M.D., Chairman and Chief Executive Officer of Inyx.

The strategic alliance includes several 10-year agreements, with renewal options, and the formation of an Alliance Management Committee comprised of three senior executives from each company. Pursuant to the agreements, King and Inyx will co-market Intal® and Tilade® and each have a share in net revenues. King will continue marketing to hospitals and primary-care physicians, while Inyx will pursue direct sales to the specialist markets, including pediatricians, allergists and pulmonologists. Inyx also plans to supervise the distribution of Intal® HFA in Canada, following the receipt of necessary Canadian regulatory approval.

“This is Inyx’s first revenue-sharing deal with a client, and it is the single most material agreement that Inyx has signed to date,” said Inyx CEO Dr. Kachkar. Inyx’s co-marketing of Intal® and Tilade® will be conducted by a newly established wholly owned Inyx subsidiary, Exaeris, Inc., which will be independent of the company’s contract development and manufacturing operations.

About Intal® and Tilade®

Intal® and Tilade® are the only mast-cell stabilizers (non-steroidal anti-inflammatory, non-beta-2 agonist agents) currently available for the treatment of asthma. Intal® is administered with either an inhaler or a nebulizer and is indicated for the long-term management of bronchial asthma in adults and children five years of age or older. Intal® is not indicated for the treatment of acute asthma attacks. Intal® is contraindicated in patients with known hypersensitivities to cromolyn sodium. Tilade® is administered with an inhaler and is indicated for the long-term treatment of bronchial asthma and associated chronic cough in adults. Tilade® is not a bronchodilator and, therefore, should not be used for the reversal of acute bronchospasm. A new Intal® inhaler formulation utilizing hydrofluoroalkane, an environmentally friendly propellant, is currently under review by the U.S. Food and Drug Administration. The HFA formulation of Intal® is patented in the United States until September 2017.

About King Pharmaceuticals

King Pharmaceuticals, Inc., headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 index company, seeks to capitalize on the opportunities in the pharmaceuticals industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management. For more information, please visit: www.kingpharm.com.

About Inyx

Inyx, Inc. is a specialty pharmaceutical company with aerosol drug delivery technologies and products for the treatment of respiratory, allergy, dermatological, topical and cardiovascular conditions. Inyx focuses its expertise on both prescription and over-the-counter pharmaceutical products, and provides specialty pharmaceutical development and production consulting services. In addition, Inyx is developing its own proprietary products to be marketed by selected clients and strategic partners. The company’s operations are conducted through several wholly owned subsidiaries, including: Inyx USA, Ltd., based in Manati, Puerto Rico; Inyx Pharma Limited, near Manchester, England; Inyx Europe Limited, also near Manchester; and Inyx Canada, Inc. in Toronto. Inyx, Inc.’s corporate offices are in New York City. For more information, please visit: www.inyxinc.com.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect managements’ current views of future events and operations, including, but not limited to, statements pertaining to the potential development and commercialization of Intal® HFA; statements pertaining to the future marketing and supply of the Intal® and Tilade® product lines; and statements pertaining to Inyx’s future financial growth. Some important factors which may cause results to differ materially from such forward-looking statements include dependence on the companies’ abilities to carry out their respective business plans; dependence on the successful development and commercial acceptance of Intal® HFA in the United States and Canada; dependence on the Companies’ ability to successfully market the Intal® and Tilade® product lines; dependence on Inyx’s ability to successfully transfer to its facility in Manati, Puerto Rico and obtain related regulatory approval for certain portions of the manufacture process for the Intal® and Tilade® product lines; dependence on the ability of Inyx to successfully manufacture Intal® HFA after obtaining the necessary regulatory approval; dependence on the availability and cost of raw materials; dependence on the unpredictability of the duration and results of the U.S. Food and Drug Administration’s (“FDA”) review of Investigational New Drug Applications (“IND”), New Drug Applications (“NDA”), and supplemental New Drug Applications, (“sNDAs”) and/or the review of other regulatory agencies worldwide; dependence on compliance with FDA and other government regulations that relate to King’s and Inyx’s respective businesses; and dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2004 and Form 10-Q for the second quarter ended June 30, 2005, and Inyx’s Form 10-K for the year ended December 31, 2004 and Form 10-Q for the second quarter ended June 30, 2005, which are on file with the U.S. Securities and Exchange Commission. The companies do not undertake to publicly update or revise any of their forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

For more information, please contact:

James E. Green, Executive VP Corporate Affairs
King Pharmaceuticals, Inc.
423-989-8125

Jay M. Green, Executive VP
Inyx, Inc.
212-838-1111 jgreen@inyxinc.co

EXECUTIVE OFFICES

KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620

INYX, INC.
825 THIRD AVENUE, 40TH FLOOR, NEW YORK, NEW YORK 10022